EXHIBIT 5(a)
                         ANNUITY INVESTORS(SERVICEMARK)
                             LIFE INSURANCE COMPANY
            P.O. BOX 5423, CINCINNATI, OH 45201-5423 (800) 789-6771
                         INDIVIDUAL CONTRACT APPLICATION

OWNER/ANNUITANT INFORMATION
------------------------------------------------------------------------------------------------------------

                                           CONTRACT OWNER

Name___________________________________________     Sex:  M /_/  F  /_/
Address________________________________________     Date of Birth:    ______________________________________
City, State Zip________________________________     Daytime Phone # (___________)___________________________
Social Security #______________________________     Evening Phone # (___________)___________________________

                                   JOINT CONTRACT OWNER (IF APPLICABLE)

Name___________________________________________     Sex:  M /_/  F  /_/
Social Security #______________________________     Date of Birth:    ______________________________________

                                    ANNUITANT (IF OTHER THAN OWNER)

Name____________________________________________    Sex: M F  Date of Birth: _______________________________

           PRIMARY BENEFICIARY                                        CONTINGENT BENEFICIARY
Name ___________________________________________    Name ___________________________________________________
Address ________________________________________    Address ________________________________________________
City, State Zip_________________________________    City, State Zip_________________________________________
Relationship to Owner:__________________________    Relationship to Owner:__________________________________

PURCHASE PAYMENTS
------------------------------------------------------------------------------------------------------------
/_/  Single Premium   Amount $_______________________

/_/  Salary Reduction/Flex Premium  First Payment Date  ________Frequency ______Modal Payment $____________

Name of Employer (TSA/SEP-IRA Only)_____________________________________ Case Number_______________________

Tax Qualification /_/  TSA /_/   IRA /_/  SEP-IRA /_/  Nonqualified /_/  Other ____________________________

PURCHASE PAYMENT ALLOCATION: (PLEASE CHECK THE SELECTED ACCOUNT(S).  ALLOCATIONS MUST BE WHOLE PERCENTAGES.)
------------------------------------------------------------------------------------------------------------
VARIABLE ACCOUNTS:                             ALLOCATION                                                        ALLOCATION
[DREYFUS CORPORATION]                                         [MORGAN STANLEY UNIVERSAL FUNDS, INC.]
/_/  [Small Cap Portfolio-VIF]                 ___________%   /_/ [U.S. Real Estate Portfolio]                    ___________%
/_/  [Capital Appreciation Portfolio-VIF]      ___________%   /_/ [Fixed Income Portfolio]                        ___________%
/_/  [The Socially Responsible Growth Fund]    ___________%    [PBHG INSURANCE SERIES FUND, INC.]
/_/  [Dreyfus Stock Index Fund]                ___________%   /_/ [Technology & Communications Portfolio]         ___________%
/_/  [Growth and Income Portfolio-VIF]         ___________%   /_/ [Growth II Portfolio]                           ___________%
   [JANUS CORPORATION (ASPEN SERIES)]                            [STRONG CAPITAL MANAGEMENT, INC.]
/_/  [Worldwide Growth]                        ___________%   /_/ [Strong Special Fund II]                        ___________%
/_/  [Aggressive Growth]                       ___________%      FIXED ACCOUNTS:
/_/  [Balanced]                                ___________%   /_/ [Fixed Accumulation Account]                    ___________%
   [MERRILL LYNCH VARIABLE SERIES]                            /_/ [Fixed Option 1-Year Guarantee]                 ___________%
/_/  [Basic Value Focus]                       ___________%   /_/ [Fixed Option 3-Year Guarantee]                 ___________%
/_/  [Global Strategy Focus]                   ___________%   /_/ [Fixed Option 5-Year Guarantee]                 ___________%
/_/  [High Current Income]                     ___________%   /_/ [Fixed Option 7-Year Guarantee]                 ___________%
/_/  [Domestic Money Market Fund]              ___________%

                                               TOTAL ALLOCATION   ___100%___


REPLACEMENT
-------------------------------------------------------------------------------

Will the proposed contract replace any existing annuity or life insurance contract or certificate? /_/ Yes /_/ No


SUITABILITY REVIEW (TO BE COMPLETED BY THE OWNER)
--------------------------------------------------------------------------------

SEC/NASD rules require that all registered representatives have reasonable grounds for believing that an investment is suitable for you. This decision is made upon the facts disclosed by you. If you are not certain of a particular value, please make a reasonable estimate.

Tax Bracket: ___%  Investment Risk Tolerance: /_/  Low  /_/   Moderate /_/  High

Investment Objectives: /_/ Growth /_/ Income /_/ Growth and Income
                      /_/  Capital Preservation
Purpose of Investment: /_/ Retirement /_/ Diversification /_/
                       Other (Specify)__________________________________________
Aggregate Family Net Worth (Excluding Real Estate and Furnishings): $___________ Annual Family Income: $_____________

THE INFORMATION AS STATED ABOVE IS TRUE TO THE BEST OF MY KNOWLEDGE.

________________________________________________________
AGENT'S SIGNATURE (Agent must sign here)

I UNDERSTAND THE REPRESENTATIVE HAS REQUESTED SUITABILITY INFORMATION AS REQUIRED BY THE SEC, BUT I CHOOSE NOT TO PROVIDE IT.

___________________________________________________________________________
SIGNATURE OF OWNER (Owner must sign if Suitability Review is not completed)

SIGNATURE
________________________________________________________________________________

I hereby apply for the individual annuity contract as set forth above. I have read and understand each of the statements and answers on this form. I HAVE RECEIVED CURRENT PROSPECTUSES FOR ANNUITY INVESTORS VARIABLE ACCOUNT A AND THE FUNDS. I UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

SIGNED AT:  ____________________________, this__ day of________________, 19___
            City             State

_________________________________       ________________________________________
Signature of Owner                      Signature of Joint Owner (If Applicable)

AGENT'S STATEMENT
--------------------------------------------------------------------------------

To the best of my knowledge and belief, the annuity applied for /_/ is /_/ is not intended to replace insurance or an annuity on the proposed Owner with this or any other company. I also certify that an appropriate exclusion allowance was calculated (if applicable) for the named Owner, in accordance with current tax laws and regulations.

Signature of Agent __________________ Agent Name (Please Print) ________________

Agent Number ________________________ Agent Phone Number _______________________

Date ______________________           Principal Signature ______________________


 ------------------------------------------------------------------------------
/ FOR HOME OFFICE USE ONLY:                                                   /
/                                                                             /
/                                                                             /
/                                                                             /
/                                                                             /
/                                                                             /
 -----------------------------------------------------------------------------

AA800(SP/FP 96)-3                                                     AP aiapp